Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-172 and Form S-8 No. 333-342) pertaining to the Vanguard Airlines, Inc. 1994 Stock Option Plan and the Employee Stock Purchase Plan of Vanguard Airlines, Inc.
of our report dated February 27, 1998, except for Notes 7 and 12, as to which the date is March 20, 1998, with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31,
1997.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


Kansas City, Missouri
March 26, 1998